Exhibit 10.9.3
                                                              --------------

                                        February 28, 1997



     American Eco Corporation
     Sub Acquisition Corp.
     11011 Jones Road
     Houston, Texas 77070
     Attention: Michael E. McGinnis
     President and CEO


     Re: Letter Agreement by and among American Eco Corporation ("American Eco"), Sub Acquisition Corp. ("Merger Sub"), and Chempower, Inc. ("Chempower"), dated January 15, 1997 (the "Letter Agreement")

     Gentlemen:

     As a further inducement for Toomas J. Kukk and Mark L. Rochester (collectively, the "Principal Shareholders") to enter into the transactions contemplated by the Letter Agreement, American Eco hereby agrees that, upon the occurrence of an Event of Default (as defined in the Financing Agreement by and among American Eco, Chempower, the Principal Shareholders, and Toomas J. Kukk, as Agent for the Principal Shareholders (the "Agent"), dated of even date herewith (the "Financing Agreement")), the Agent, on behalf of the Principal Shareholders, shall have the right to purchase the Shares (as defined herein) by surrendering to American Eco, in consideration therefor and in full payment thereof, the Promissory Note payable to the Agent by Chempower in the original principal amount of $15,900,005.40, dated of even date herewith. For purposes of this letter agreement, the "Shares" shall be deemed to consist of: (a) all shares of capital stock of Chempower issued and outstanding and owned by American Eco on the date hereof and any shares of capital stock of Chempower issued in respect thereof; (b) all shares of capital stock of Chempower issued and outstanding and owned by American Eco at any time and from time to time hereafter during the term of this letter agreement and any shares of capital stock of Chempower issued in respect thereof; and (c) all contract rights of American Eco, and any and all intangible rights associated therewith, existing on the date hereof and at any time and from time to time arising hereafter during the term of this letter agreement in respect of the issuance or delivery to American Eco of any shares of capital stock of Chempower (whether in the form of subscriptions, purchase agreements, options, warrants, stock bonuses, or other rights of any type or description for the acquisition by American Eco of any such shares).

     The term of this letter agreement shall continue until such time as all of the indebtedness and obligations of American Eco and Chempower provided for under the Financing Agreement, and the instruments identified therein, have been fully and finally paid, performed, and observed.

     Please acknowledge your agreement with and acceptance of the terms and conditions set forth herein by signing in the space indicated below.

     Very truly yours,

     AMERICAN ECO CORPORATION

     /s/ Michael E. McGinnis
     ------------------------------------------
     By: Michael E. McGinnis
     Title: President and CEO




                                        AGREED AND ACCEPTED this 28th day
                                        of February, 1997:


                                        /s/ Toomas J. Kukk
                                        ------------------------------------
                                        By: Toomas J. Kukk, as Agent
                                        for the Principal Shareholders